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                                                                    Exhibit 99.1
                        Banc One Credit Card Master Trust
                       Excess Spread Analysis - April 2002


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Series                                                   1996-A
Deal Size                                               $500 MM
Expected Maturity                                       4/15/03
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Yield                                                    20.03%
Less Coupon                                               2.09%
     Servicing Fee                                        1.50%
     Net Credit Losses                                    7.75%
Excess Spread:
     April-02                                             8.69%
     March-02                                             7.97%
     February-02                                         10.04%
Three Month Average Excess Spread                         8.90%

Delinquency:
     30 to 59 Days                                        1.79%
     60 to 89 Days                                        1.20%
     90+ Days                                             2.27%
     Total                                                5.26%

Payment Rate                                             12.23%

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